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                              AMENDED AND RESTATED
                        BOOKKEEPING AND PRICING AGREEMENT
                                     Between
                            FINANCIAL INVESTORS TRUST
                                       and
                        ALPS MUTUAL FUNDS SERVICES, INC.

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                        BOOKKEEPING AND PRICING AGREEMENT


       AGREEMENT made this ______ day of _________, 2000 between FINANCIAL INVESTORS Trust, a Delaware business trust having its principal office at 370 Seventeenth Street, Suite 3100, Denver, Colorado 80202 (the "Trust") and ALPS MUTUAL FUNDS SERVICES, INC., a Colorado corporation having its principal office at 370 Seventeenth Street, Suite 3100, Denver, Colorado 80202 (the "Agent").

       WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940 which presently offers shares in separate series, as described in Appendix A to this Agreement, (herein referred to individually as a "Portfolio" and collectively as the "Portfolios"); and

       WHEREAS, the Trust desires to appoint the Agent as agent to perform certain bookkeeping and pricing services for the Portfolios on behalf of the Trust, and the Agent has indicated its willingness to so act, subject to the terms and conditions of this Agreement.

       NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

1. AGENT APPOINTED BOOKKEEPING AND PRICING AGENT. The Trust hereby appoints the Agent as bookkeeping and pricing agent for the Portfolios and the Agent agrees to provide the services contemplated herein upon the terms and conditions hereinafter set forth.

2. DEFINITIONS. In this Agreement the terms below have the following meanings:

       (a) AUTHORIZED PERSON. Authorized Person means any of the persons duly authorized to give Proper Instructions or otherwise act on behalf of the Trust by appropriate resolution of the Board of Trustees of the Trust. The Trust will at all times maintain on file with the Agent certification, in such form as may be acceptable to the Agent, of (i) the names and signatures of the Authorized Person(s) and (ii) the names of the members of the Board of Trustees of the Trust, it being understood that upon the occurrence of any change in the information set forth in the most recent certification on file (including without limitation any person named in the most recent certification who is no longer an Authorized Person as designated therein), the Trust will provide a new or amended certification setting forth the change. The Agent will be entitled to rely upon any Proper Instruction (defined below) which has been signed by person(s) named in the most recent certification.

       (b) PROPER INSTRUCTIONS. Proper Instructions means any request, instruction or certification signed by one or more Authorized Persons. Oral instructions will be considered Proper Instructions if the Agent reasonably believes them to have been given by an Authorized Person and they are confirmed in writing. Proper Instructions may include communication effected directly between electromechanical or electronic devices as agreed upon by the parties hereto.


                                       2

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3.     DUTIES OF THE AGENT. The Agent agrees to provide or to arrange to provide at its expense the following services for the Trust:

       (a) Maintain separate accounts for the Portfolios, all as directed from time to time by Proper Instructions;

       (b) Timely calculate and transmit to NASDAQ if eligible each Portfolio's daily net asset value and public offering price (such determinations to be made in accordance with the provisions of the Declaration of Trust and the appropriate prospectus and statement of additional information relating to the Portfolios, and any applicable resolutions of the Board of Trustees of the Trust) and promptly communicate such values and prices to the Portfolios and the Portfolios' transfer agent;

       (c) Maintain and keep current all books and records of the Fund as required by Section 31 of the 1940 Act and the rules promulgated thereunder ("Section 31") in connection with the Agent's duties hereunder. The Agent shall comply with all laws, rules and regulations applicable to the performance of its obligations hereunder. Without limiting the generality of the foregoing, the Agent will prepare and maintain the following records upon receipt of information in proper form from Authorized Persons of the
              Trust:

              (i)    Cash receipts journal
              (ii)   Cash disbursements journal
              (iii)  Dividend records
              (iv)   Purchase and sales - portfolio securities journals
              (v)    Subscription and redemption journals
              (vi)   Security ledgers
              (vii)  Broker ledgers
              (viii) General ledger
              (ix)   Daily expense accruals
              (x)    Daily income accruals
              (xi) Securities and monies borrowed or loaned and collateral therefore
              (xii)  Foreign currency journals
              (xiii) Trial balances

       (d) Provide the Trust and its investment adviser(s) with daily portfolio values, net asset values and other statistical data for each Portfolio as requested from time to time.

       (e) Compute the net income, exempt interest income and capital gains of the Portfolio for dividend purposes in accordance with relevant prospectus policies and resolutions of the Board of Trustees of the Trust.

       (f) Provide the Portfolio and its investment adviser(s) with copies of the semi-annual and annual financial statements to be furnished to shareholders of each Portfolio and all raw financial data necessary for the timely preparation of tax returns, Form N-SAR, prospectus updates, Rule 24f-2 filings and proxy statements.

       (g) Provide facilities to accommodate annual audits and any audits or examinations conducted by the Securities and Exchange Commission or other governmental entities.


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       (h)    Provide audited financial statements regarding the Agent on an annual basis, as requested. Such audits shall be conducted by an independent accounting firm mutually agreed upon by the Agent and the Trust.

       (i) Furnish to the Trust at the end of every month, and at the close of each quarter of the Trust's fiscal year, a list of the portfolio securities and the aggregate amount of cash in the Portfolios.

       (j) Assist in the preparation of certain reports, audits of accounts, and other matters of like nature, as reasonably requested from time to time by the Trust.

       The Agent shall for all purposes be deemed to be an independent contractor and shall, unless otherwise expressly authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Trust.

4. SUBCONTRACTORS. It is understood that the Agent may from time to time at its own expense delegate the performance of all or a portion of its obligations under this Agreement to one or more persons (hereinafter "subcontractor(s)") as the Agent may believe to be particularly fit to assist it in the performance of this Agreement. The Agent shall provide oversight over any subcontractor(s) who shall in turn provide services pursuant to an agreement with the Agent approved by a resolution of the Board of Trustees of the Trust.

5. INSTRUCTIONS TO THE AGENT. The Agent shall promptly take all appropriate steps necessary to carry out or comply with any Proper Instructions received from the Trust.

6. AGENT COMPENSATION. In consideration for the services to be performed by the Agent, the Agent shall be entitled to receive from the Fund such compensation as set forth in the Administration Agreement.

7.     LIABILITY OF THE AGENT.

       (a) The Agent may rely upon the written advice of counsel for the Trust and the Trust's independent accountants, and upon oral or written statements of brokers and other persons reasonably believed by the Agent in good faith to be an expert in the matters upon which they are consulted and, for any actions reasonably taken in good faith reliance upon such advice or statements and without gross negligence, the Agent shall not be liable to anyone.

       (b) Nothing herein contained shall be construed to protect the Agent against any liability to the Trust or its security holders to which the Agent would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties.


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       (c)    Except as may otherwise be provided by applicable law, neither the
              Agent nor its shareholders, officers, directors, employees or agents shall be subject to, and the Trust shall indemnify and hold such persons harmless from and against, any liability for and any damages, expenses or losses incurred by reason of the inaccuracy of factual information furnished to the Agent or any subcontractor(s) by an Authorized Person of the Fund.

       (d) The Agent shall ensure that it or any subcontractors have and maintain Errors and Omissions Insurance for the services rendered under this Agreement of at least S1 million (provided the Board of Trustees of the Trust may by resolution approve some lesser amount). The Agent shall provide to the Trust annually a certificate from the appropriate errors and omissions insurance carrier(s) certifying that such Errors and Omissions Insurance is in full force and effect.

8. REPORTS. Whenever, in the course of performing its duties under this Agreement, the Agent determines, on the basis of information supplied to the Agent by the Trust or its authorized agents, that a violation of applicable law has occurred or that, to its knowledge, a possible violation of applicable law may have occurred or, with the passage of time, would occur, the Agent shall promptly notify the Trust and its counsel.

9. ACTIVITIES OF THE AGENT. The services of the Agent under this Agreement are not to be deemed exclusive, and the Agent shall be free to render similar services to others so long as its services hereunder are not impaired thereby.

10. ACCOUNTS AND RECORDS. The accounts and records maintained by the Agent shall be the property of the Trust, and shall be surrendered to the Trust promptly upon receipt of Proper Instructions from the Trust in the form in which such accounts and records have been maintained or preserved. The Agent agrees to maintain a back-up set of accounts and records of the Trust (which back-up set shall be updated on at least a weekly basis) at a location other than that where the original accounts and records are stored. The Agent shall assist the Trust, the Trust's independent auditors, or, upon approval of the Trust, any regulatory body, in any requested review of the Trust by the Agent or its independent accountants concerning its accounting system and internal auditing controls will be open to such entities for audit or inspection upon reasonable request. There shall be no additional fee for these services. The Agent shall preserve the accounts and records, as they are required to be maintained and preserved by Section 31 of the Investment Company Act of 1940.

11. CONFIDENTIALITY. The Agent agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all other information germane thereto, as confidential and not to be disclosed to any person except as may be authorized by the Trust in Proper Instructions.

12. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective as of the date hereof. Notwithstanding anything to the contrary in this Agreement, the Agent may not terminate this Agreement prior to the later of: (i) the expiration of the initial or any renewal term of the Administration Agreement; or (ii) the effectiveness of any termination notice pursuant to the Administration Agreement.

       Upon termination of this Agreement, the Agent shall deliver to the Trust or as otherwise


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       directed in Proper Instructions (at the expense of the Fund, unless such termination is for breach of this Agreement by the Agent) all records and other documents made or accumulated in the performance of its duties or the duties of any subcontractor(s) for the Trust hereunder.

13. ASSIGNMENT. This Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust without the prior written consent of the Agent, or by the Agent without the prior written consent of the Trust.

14. GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the state of Colorado and the 1940 Act and the rules thereunder. To the extent that the laws of Colorado conflict with the 1940 Act or such rules, the latter shall control.

15. NAMES. The names "Financial Investors Trust" and "Trustees of Financial Investors Trust" refer respectively to the Trust created and the Trustees as trustees but not individually or personally, acting from time to time under the Declaration of Trust dated Feb. 23, 1994 and as may be amended from time to time which is hereby referred to and a copy of which is on file at the office of the Secretary of the State of Delaware and the principal office of the Trust. The obligations of "Financial Investors Trust" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, or representatives of the Trust personally, but bind only the Trust Property, and all persons dealing with any class of shares of the Trust must look solely to the Trust Property belonging to such class for the enforcement of any claims against the Trust.

16. AMENDMENTS TO THIS AGREEMENT. No change, amendment, modification or waiver of any term of this Agreement shall be valid unless it is in writing and signed by both parties.

17. NOTICES. All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

       TO THE AGENT:
       ALPS Mutual Funds Services, Inc.
       370 Seventeenth Street - Suite 3100
       Denver, Colorado 80202
       Attn: Russell C. Burk

       TO THE FUND:
       Financial Investors Trust
       370 Seventeenth Street - Suite 3100
       Denver, Colorado 80202

18. COUNTERPARTS. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


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19.    WAIVER. The waiver by either party of a breach of any provision of this
       Agreement shall not operate, or be construed, as a waiver of any subsequent breach.

20. HEADINGS. The headings have been inserted for convenience only and are not to be considered when interpreting the provisions of this Agreement.

       IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                             FINANCIAL INVESTORS TRUST


                                             By:
                                                -------------------------------

ATTEST:


-----------------------------

                                             ALPS MUTUAL FUNDS SERVICES, INC.


                                             By:
                                                -------------------------------

ATTEST:


-----------------------------


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                                   APPENDIX A


Series Offered Under Financial Investors Trust:

       U.S. Treasury Money Market Fund
       U.S. Government Money Market Fund
       Prime Money Market Fund - Class I
       Prime Money Market Fund - Class II
       Aristata Equity Fund
       Aristata Quality Bond Fund
       Aristata Colorado Quality Tax Exempt Bond Fund
       United Association 500 Index Fund - Class I
       United Association 500 Index Fund - Class II
       Interstate Fund
       Magnet Total Market Growth Fund - Adviser Class
       Magnet Total Market Growth Fund - Investor Class


                                             FINANCIAL INVESTORS TRUST


                                             By:
                                                -------------------------------

ATTEST:


-----------------------------

                                             ALPS MUTUAL FUNDS SERVICES, INC.


                                             By:
                                                -------------------------------

ATTEST:


-----------------------------


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                                   APPENDIX B


Fees to be paid to ALPS Mutual Funds Services, Inc. ("ALPS") for services herein with respect to the Magnet Total Market Growth Fund:

- The greater of $2,500 per month or 3 basis points computed daily and payable monthly.


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